EXHIBIT 99.2

Product and Segment Revenues

(Unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Product Revenues:
Carrier Systems	$102,851	$100,337	$433,373	$442,664
Business Networking	30,975	37,346	139,693	156,980
Loop Access	5,187	6,299	26,998	30,363

Total	$139,013	$143,982	$600,064	$630,007

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$84,881	$82,544	$364,537	$368,464
Optical (included in Carrier Systems)	13,946	13,066	56,615	55,374
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	30,280	35,661	135,720	152,223

Total Core Products	129,107	131,271	556,872	576,061

Percentage of Total Revenue	93%	91%	93%	91%

HDSL (does not include T1) (included in Loop Access)	4,850	5,754	25,349	27,829
Other Products (excluding HDSL)	5,056	6,957	17,843	26,117

Total Legacy Products	9,906	12,711	43,192	53,946

Percentage of Total Revenue	7%	9%	7%	9%

Total	$139,013	$143,982	$600,064	$630,007

Segment Revenues:
Carrier Networks	$116,718	$115,784	$499,402	$510,373
Enterprise Networks	22,295	28,198	100,662	119,634

Total	$139,013	$143,982	$600,064	$630,007

Sales by Geographic Region:
United States	$112,022	$93,038	$419,366	$381,382
International	26,991	50,944	180,698	248,625

Total	$139,013	$143,982	$600,064	$630,007